UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 24, 2003

PACIFIC NORTHWEST BANCORP

(Exact name of registrant as specified in its charter)

Washington	0-26632	91-1691216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Third Avenue, Suite 250 Seattle, Washington 98101
(Address of principal executive offices, including Zip Code)

(206) 624-9761
(Registrant’s telephone number, including area code)

Item 5.  Other Events

On July 24, 2003 Pacific Northwest Bancorp (NASDAQ: PNWB) announced quarterly earnings of $8.2 million or $0.47 per diluted share for the second quarter of 2003, compared to $8.4 million, or $0.48 per diluted share last quarter, and $7.9 million or $0.50 per diluted share for the same quarter last year.  For the first six months of 2003 net income was $16.6 million or $0.95 per diluted share compared to $15.5 million or $0.98 per diluted share for the same period in 2002. A copy of the press release announcing the results is attached hereto as Exhibit 99 and incorporated herein by this reference.

Item 7.  Exhibits

99                  Press Release dated July 24, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	July 24, 2003.

PACIFIC NORTHWEST BANCORP

		By:	/s/ Bette Floray
Bette Floray
Executive Vice President and Chief Financial Officer